EXHIBIT 23.1

RBSM LLP	871 Coronado Center Drive
Accountants & Advisors	Suite 110
Henderson, Nevada 89052

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Troika Media Group, Inc. our report dated September 28, 2021, with respect to the consolidated financial statements as of June 30, 2021 and 2020 for each of the years in the two-year period ended June 30, 2021, appearing in this Registration Statement.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

/s/ RBSM LLP

RBSM LLP

Henderson, NV

April 4, 2022